Calculation of Filing Fee Tables
S-4
DEVON ENERGY CORP/DE
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.10 per share	Other	548,380,887		$ 23,791,896,478.80	0.0001381	$ 3,285,660.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 23,791,896,478.80		$ 3,285,660.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,285,660.91
Offering Note
[1]	(1) Represents the maximum number of shares of Devon Energy Corporation ("Devon") common stock, par value $0.10 per share ("Devon Common Stock"), issuable to holders of Coterra Energy Inc. ("Coterra") common stock, par value $0.10 per share ("Coterra Common Stock"), upon the completion of the merger of equals business combination between Devon and Coterra described in Devon's registration statement on Form S-4 (the "Registration Statement"). This number is based on the maximum total number of shares of Coterra Common Stock to be issued and outstanding immediately prior to completion of the merger, multiplied by 0.70, the exchange ratio under the merger agreement described in the Registration Statement, estimated to be 783,401,267, which consists of: a. 759,272,715 shares of Coterra Common Stock that are issued and outstanding; b. 96,769 shares of Coterra Common Stock underlying stock options; c. 6,889,217 shares of Coterra Common Stock underlying outstanding restricted stock units; d. 1,678,813 shares of Coterra Common Stock underlying outstanding restricted stock units subject to performance-based vesting, assuming maximum level of performance; and e. 15,463,753 shares of Coterra Common Stock reserved for issuance pursuant to the employee stock purchase plans. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. Such amount equals the product of (i) $30.37, the average of the high and the low prices per share of Coterra Common Stock, as reported on the New York Stock Exchange on March 4, 2026, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) 783,401,267 the estimated maximum number of shares of Coterra Common Stock, calculated in accordance with footnote (1) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A